EXHIBIT 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 1995 appearing on page 21 of Oak Industries Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994.




Price Waterhouse LLP
Boston, Massachusetts
September 21, 1995

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